Exhibit 99.1

Conference Call and Webcast Today, November 7, 2019 at 10:00 a.m. ET 334/323-0522, conference ID 2175708 or www.bbgi.com Replay information provided below

News Announcement	For Immediate Release

CONTACT:
B. Caroline Beasley	Joseph Jaffoni, Jennifer Neuman
Chief Executive Officer	JCIR
Beasley Broadcast Group, Inc.	212/835-8500 or bbgi@jcir.com
239/263-5000 or ir@bbgi.com

BEASLEY BROADCAST GROUP REPORTS RECORD THIRD QUARTER NET REVENUE OF $66.1 MILLION

NAPLES, Florida, November 7, 2019 – Beasley Broadcast Group, Inc. (Nasdaq: BBGI) (“Beasley” or the “Company”), a large- and mid-size market radio broadcaster, today announced operating results for the three-month and nine-month periods ended September 30, 2019.

The results presented herein reflect actual results including the operations of WXTU-FM in the three- and nine-month periods ended September 30, 2019 and the operations of WDMK-FM for the month of September 2019.

Summary of Third Quarter Results

In millions, except per share data	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net revenue	$66.1	$65.1	$189.5	$181.9
Operating income [1]	9.4	9.3	26.9	20.4
Net income [1]	3.0	2.6	8.7	4.4
Net income per diluted share [1]	$0.11	$0.10	$0.31	$0.16
Station operating income (SOI—non-GAAP)	16.7	14.8	44.8	41.1

[1]

Operating income, net income and net income per diluted share were impacted by a $4.4 million charge due to the change in fair value of contingent consideration in the nine months ended September 30, 2018 and a $3.5 million gain on dispositions in the nine months ended September 30, 2019.

The $1.0 million, or 1.5%, year-over-year increase in net revenue during the three months ended September 30, 2019, reflects increased revenue in the Company’s Philadelphia, Detroit, Boston, Charlotte, Fayetteville, and Wilmington market clusters. Net revenue for the three months ended September 30, 2019 was comparable to net revenue for the same period in 2018 at the Company’s other market clusters.

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Beasley Broadcast Group, 11/7/19	page 2

Beasley reported operating income of $9.4 million in the third quarter of 2019 compared to operating income of $9.3 million in the third quarter of 2018 as higher net revenue and lower station operating expenses in the 2019 period more than offset a rise in corporate general and administrative expenses and depreciation and amortization expenses during the period. Third quarter 2019 interest expense increased by approximately $0.3 million to $4.4 million reflecting additional borrowings related to recent acquisitions. Beasley reported net income of $3.0 million, or $0.11 per diluted share in the three months ended September 30, 2019, compared to net income of $2.6 million or $0.10 per diluted share in the three months ended September 30, 2018. The increase was primarily due to expenses related to a securities offering in 2018.

Station Operating Income (SOI, a non-GAAP financial measure) increased 12.7% year-over-year in the third quarter of 2019. The year-over-year increase is primarily attributable to higher revenue in the 2019 third quarter and lower station operating expenses related to $1.7 million of non-recurring bad debt expense that was recorded in the comparable 2018 period, partially offset by higher expenses at recently acquired stations.

Please refer to the “Calculation of SOI” and “Reconciliation of Net Income to SOI” tables at the end of this announcement for a discussion regarding SOI calculations.

Commenting on the financial results, Caroline Beasley, Chief Executive Officer, said, “Throughout the third quarter, we continued to advance our revenue diversification initiatives and actively manage our local radio broadcasting and digital platforms, while implementing our operating disciplines at recently acquired stations to drive SOI growth and margin expansion. Record third quarter net revenue of $66.1 million was driven by the strength of our station clusters in four of our top five largest revenue markets, as well as contributions from recent acquisitions and more than offset the approximate $0.9 million of combined political, spectrum and United States Traffic Network traffic revenue recorded in the 2018 third quarter, which did not recur in the 2019 third quarter. Reflecting the strong operating leverage in Beasley’s business model and the non-recurrence of the bad debt charge recorded in last year’s third quarter our 1.5% revenue growth drove a 12.7% year-over-year increase in SOI and overall margin improvement.

“We remain focused on strong local programming to support our goals of ratings and market leadership across all of our audio platforms, while making strategic investments to expand our digital capabilities to better serve our listeners and advertisers. On August 31, we completed the accretive and deleveraging acquisition of WDMK-FM, which is complementary to our three existing radio stations and digital operations in Detroit and moves us closer to our goal of achieving 30% revenue share in the market. The integration is proceeding according to plan, and we look forward to realizing the benefits of the transaction as we move into 2020. The success we are achieving through our disciplined approach to acquisitions is further reflected by the 24% year-over-year increase in pro-forma third quarter revenues at WXTU-FM, which returned to our Philadelphia cluster just one year ago. Overall, we are extremely pleased with the value we are extracting from recent transactions, which have enhanced our revenue share and competitive position in several key markets.

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Beasley Broadcast Group, 11/7/19	page 3

“Third quarter results also began to reflect financial contributions related to our new and expanding digital development and diversification initiatives. Beasley generated a year-over-year increase in digital revenue of approximately 37%, with digital now accounting for 7.4% of total revenue, compared to 5.4% of total revenue in the prior year period. Going forward, we remain committed to increasing digital share of total revenue as we continue to aggressively roll out our digital transformation strategy across the organization. Our strategies are targeted at expanding our production of quality content, growing audiences and strengthening our digital sales support teams to deliver custom, multi-platform turnkey marketing solutions to advertisers and brands.

“In addition to our growth and diversification initiatives, we remain committed to enhancing shareholder value through capital returns and leverage reduction. In the third quarter, we used cash from operations to pay our twenty-fourth consecutive quarterly cash dividend and made voluntary debt repayments of $2.5 million, with total outstanding long-term debt of $253 million as of September 30, 2019.

“Looking ahead, Beasley has built a solid foundation to continue pursuing a range of near- and long-term growth opportunities that create new value for our listeners, advertisers, online users, eSports fans and shareholders. Beasley’s ongoing initiatives to drive sales, productivity, diversification and efficiency across our platform, combined with prudent management of our capital structure, is a proven formula for sustained long term financial growth and enhanced returns for our shareholders.”

Conference Call and Webcast Information

The Company will host a conference call and webcast today, November 7, 2019, at 10:00 a.m. ET to discuss its financial results and operations. To access the conference call, interested parties may dial 334/323-0522, conference ID 2175708 (domestic and international callers). Participants can also listen to a live webcast of the call at the Company’s website at www.bbgi.com. Please allow 15 minutes to register and download and install any necessary software. Following its completion, a replay of the webcast can be accessed for five days on the Company’s website, www.bbgi.com.

Questions from analysts, institutional investors and debt holders may be e-mailed to ir@bbgi.com at any time up until 9:00 a.m. ET on Thursday, November 7, 2019. Management will answer as many questions as possible during the conference call and webcast (provided the questions are not addressed in their prepared remarks).

About Beasley Broadcast Group

Celebrating its 58th anniversary this year, Beasley Broadcast Group, Inc., (www.bbgi.com) was founded in 1961 by George G. Beasley who remains the Company’s Chairman of the Board. Beasley Broadcast Group owns and operates 64 stations (46 FM and 18 AM) in 15 large- and mid-size markets in the United States. Approximately 19 million consumers listen to Beasley radio stations weekly over-the-air, online and on smartphones and tablets, and millions regularly engage with the Company’s brands and personalities through digital platforms such as Facebook, Twitter, text, apps and email. For more information, please visit www.bbgi.com.

Definitions

Station Operating Income (SOI) consists of net revenue less station operating expenses. We define station operating expenses as cost of services and selling, general and administrative expenses.

Free Cash Flow (FCF) consists of SOI less station stock-based compensation expense, corporate general and administrative expenses, interest expense, current income tax expense and capital expenditures plus amortization of debt issuance costs and interest income.

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Beasley Broadcast Group, 11/7/19	page 4

SOI and FCF are measures widely used in the radio broadcast industry. The Company recognizes that because SOI and FCF are not calculated in accordance with GAAP, they are not necessarily comparable to similarly titled measures employed by other companies. However, management believes that SOI and FCF provide meaningful information to investors because they are important measures of how effectively we operate our business (i.e., operate radio stations) and assist investors in comparing our operating performance with that of other radio companies.

Note Regarding Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based upon current expectations and assumptions, and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “Looking ahead,” “look forward,” “intends,” “believe,” “hope,” “plan,” “expects,” “expected,” “anticipates” or variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about expected income; shareholder value; revenues; and growth. Key risks are described in our reports filed with the SEC including in our annual report on Form 10-K and quarterly reports on Form 10-Q. Readers should note that forward-looking statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors, including:

•	external economic forces that could have a material adverse impact on our advertising revenues and results of operations;

•	the ability of our radio stations to compete effectively in their respective markets for advertising revenues;

•	our ability to develop compelling and differentiated digital content, products and services;

•	audience acceptance of our content, particularly our radio programs;

•	our ability to respond to changes in technology, standards and services that affect the radio industry;

•	our dependence on federally issued licenses subject to extensive federal regulation;

•	actions by the FCC or new legislation affecting the radio industry;

•	our dependence on selected market clusters of radio stations for a material portion of our net revenue;

•	credit risk on our accounts receivable;

•	the risk that our FCC licenses and/or goodwill could become impaired;

•	our substantial debt levels and the potential effect of restrictive debt covenants on our operational flexibility and ability to pay dividends;

•	the failure or destruction of the internet, satellite systems and transmitter facilities that we depend upon to distribute our programming;

•	disruptions or security breaches of our information technology infrastructure;

•	the loss of key personnel;

•	the fact that we are controlled by the Beasley family, which creates difficulties for any attempt to gain control of us;

•	our ability to integrate acquired businesses and achieve fully the strategic and financial objectives related thereto and their impact on our financial condition and results of operations; and

•	other economic, business, competitive, and regulatory factors affecting our business, including those set forth in our filings with the SEC.

Our actual performance and results could differ materially because of these factors and other factors discussed in our SEC filings, including but not limited to our annual reports on Form 10-K or quarterly reports on Form 10-Q, copies of which can be obtained from the SEC, www.sec.gov, or our website, www.bbgi.com. All information in this release is as of November 7, 2019, and we undertake no obligation to update the information contained herein to actual results or changes to our expectations.

-tables follow-

Beasley Broadcast Group, 11/7/19	page 5

BEASLEY BROADCAST GROUP, INC.

Consolidated Statements of Operations (Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2019	2018	2019	2018
Net revenue	$66,114,701	$65,147,080	$189,461,003	$181,926,003

Operating expenses:
Station operating expenses (including stock-based compensation and excluding depreciation and amortization shown separately below)	49,443,632	50,351,099	144,654,507	140,831,239
Corporate general and administrative expenses (including stock-based compensation)	5,326,660	3,665,865	15,712,635	11,388,637
Transaction expenses	65,423	110,901	361,935	110,901
Depreciation and amortization	1,867,234	1,693,073	5,378,708	4,801,859
Change in fair value of contingent consideration	—	—	—	4,415,925
Gain on dispositions	—	—	(3,545,755)	—

Total operating expenses	56,702,949	55,820,938	162,562,030	161,548,561
Operating income	9,411,752	9,326,142	26,898,973	20,377,442
Non-operating income (expense):
Interest expense	(4,406,162)	(4,073,658)	(13,544,083)	(11,504,473)
Loss on modification of long-term debt	—	(281,021)	—	(281,021)
Other income (expense), net	(86,333)	(761,275)	(280,722)	(285,063)

Income before income taxes	4,919,257	4,210,188	13,074,168	8,306,885
Income tax expense	1,733,980	1,578,412	4,266,627	3,917,689

Income before equity in earnings of unconsolidated affiliates	3,185,277	2,631,776	8,807,541	4,389,196
Equity in earnings of unconsolidated affiliates	(141,378)	—	(141,378)	—

Net income	$3,043,899	$2,631,776	$8,666,163	$4,389,196

Basic net income per share	$0.11	$0.10	$0.31	$0.16

Diluted net income per share	$0.11	$0.10	$0.31	$0.15

Basic common shares outstanding	27,781,412	27,351,587	27,706,759	27,469,904

Diluted common shares outstanding	27,882,474	27,500,840	27,828,316	27,664,999

Selected Balance Sheet Data – Unaudited

(in thousands)

	September 30, 2019	December 31, 2018
Cash and cash equivalents	$11,899	$13,434
Working capital	27,628	42,086
Total assets	739,883	681,085
Long term debt, net of current portion and unamortized debt issuance costs	245,228	242,777
Stockholders’ equity	$281,469	$275,034

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Beasley Broadcast Group, 11/7/19	page 6

Selected Statement of Cash Flows Data – Unaudited

	Nine Months Ended September 30,
	2019	2018
Net cash provided by operating activities	$23,313,498	$15,833,485
Net cash used in investing activities	(21,611,242)	(43,069,058)
Net cash provided by (used in) financing activities	(3,237,333)	23,292,684

Net decrease in cash and cash equivalents	$(1,535,077)	$(3,942,889)

Calculation of SOI – Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net revenue	$66,114,701	$65,147,080	$189,461,003	$181,926,003
Station operating expenses	(49,443,632)	(50,351,099)	(144,654,507)	(140,831,239)

SOI	$16,671,069	$14,795,981	$44,806,496	$41,094,764

Reconciliation of Net Income to SOI – Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income	$3,043,899	$2,631,776	$8,666,163	$4,389,196
Corporate general and administrative expenses	5,326,660	3,665,865	15,712,635	11,388,637
Transaction expenses	65,423	110,901	361,935	110,901
Depreciation and amortization	1,867,234	1,693,073	5,378,708	4,801,859
Change in fair value of contingent consideration	—	—	—	4,415,925
Gain on dispositions	—	—	(3,545,755)	—
Interest expense	4,406,162	4,073,658	13,544,083	11,504,473
Loss on modification of long-term debt	—	281,021	—	281,021
Other income (expense), net	86,333	761,275	280,722	285,063
Income tax expense	1,733,980	1,578,412	4,266,627	3,917,689
Equity in earnings of unconsolidated affiliates	141,378	—	141,378	—

SOI	$16,671,069	$14,795,981	$44,806,496	$41,094,764

Reconciliation of Net Revenue to Free Cash Flow – Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net revenue	$66,114,701	$65,147,080	$189,461,003	$181,926,003
Station operating expenses	(49,443,632)	(50,351,099)	(144,654,507)	(140,831,239)
Station stock-based compensation expense	138,704	156,338	346,853	529,802
Corporate general and administrative expenses	(4,862,856)	(3,364,749)	(14,324,790)	(10,139,809)
Interest expense	(4,406,162)	(4,073,658)	(13,544,083)	(11,504,473)
Amortization of debt issuance costs	483,983	474,797	1,451,949	1,415,549
Interest income	19,517	38,947	93,697	102,151
Current income tax expense	(1,179,217)	(862,008)	(2,672,341)	(1,177,289)
Capital expenditures	(2,231,838)	(1,219,559)	(6,901,243)	(3,346,558)

FCF	$4,633,200	$5,946,089	$9,256,538	$16,974,137

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